FT4068A



                  AMENDED AND RESTATED MASTER DISTRIBUTION PLAN


         WHEREAS, Republic Funds (the "Trust") is registered as an open-end management investment company under the Investment Company Act of 1940 (the "Act") and is authorized to issue shares of beneficial interest in separate series with each such series representing interests in a separate portfolio of securities and other assets (a "portfolio"); and

         WHEREAS, the Trust employs Republic National Bank of New York (the "Adviser") to render investment management services with respect to such separate investment portfolios (the "Funds") as the Trustees shall establish and designate from time to time; and

         WHEREAS, the Trust intends to employ Signature Broker-Dealer Services, Inc. (the "Sponsor") to distribute securities of the funds and to render certain management and administrative services necessary for the operation of the Trust; and

         WHEREAS, the Trust intends to enter into a Master Administrative Services Contract (and Supplements thereto) with the Sponsor and to reimburse the Sponsor for (1) expenses incurred in connection with advertising and marketing its shares and (2) payments to broker-dealers or other financial intermediaries (other than banks) ("Financial Organizations") for services rendered in the distribution of the Trust's shares and for the provision of certain shareholder services with respect to the Trust's shares; and

         WHEREAS, the Board of Trustees of the Trust has determined to adopt this Amended and Restated Master Distribution Plan (the "Plan") and has determined that there is a reasonable likelihood that the Plan will benefit the Trust and its shareholders.

         NOW THEREFORE, the Trust hereby adopts the Plan on the following terms and conditions:

         1. The Plan shall pertain to such Funds as shall be designated from time to time by the Trustees of the Trust in any Supplement to the Plan ("Supplement").

         2. The Trust will reimburse the Sponsor for costs and expenses incurred in connection with the distribution and marketing of shares of the Fund and for the provision of certain shareholder services. Such distribution and shareholder servicing costs and expenses would include (i) advertising by radio, television, newspapers, magazines, brochures, sales literature, direct mail or any other form of advertising, (ii) expenses of sales employees or agents of the Sponsor, including salary, commissions, travel and related expense, (iii) payments to broker-dealers and financial institutions for services in connection with the provision of personal services and shareholder account maintenance services and the distribution of shares, including fees calculated with reference to the average daily net asset value of shares held by shareholders who have a brokerage or other service relationship with the broker-dealer or institution receiving such fees, (iv) costs of printing prospectuses and other materials to e given or sent to prospective investors (including costs and fees incurred in registering shares of the fund in the states in which it is to be sold) and (v) such other similar services as the Trustees determine to be reasonably calculated to result n the sale of Funds shares.

         The Sponsor will be reimbursed for such costs, expenses or payments on a monthly basis, subject to an annual limit of each Fund's average daily net assets as shall be set forth with respect to a Fund in any Supplement to the Plan. Payments made out of or charged against the assets of the Fund must be in reimbursement for distribution services rendered for or on behalf of the Fund or for personal services or shareholder account maintenance services rendered to the Fund's shareholders. The Sponsor also may receive and retain brokerage commissions with respect to portfolio transactions for the Fund to the extent not prohibited by the Fund's Prospectus or Statement of Additional Information.

         3. As consideration for providing (or causing to be provided) personal services and shareholder account maintenance services, the Sponsor may pay Financial Organizations a fee at an annual rate up to 0.25% of the average daily net assets of the Fund for its then-current fiscal year, and be reimbursed therefore under the terms of this Plan.

         4. The Trust shall pay all costs and expenses in connection with preparation, printing and distribution of the Trust's prospectuses and the implementation and operation of the Plan.

         5. The Plan shall not take effect with respect to a Fund until it has been approved by a vote of at least a majority (as defined in the Act) of the outstanding voting securities of that Fund. With respect to the submission of the Plan for such a vote, it shall have been effectively approved with respect to a Fund if a majority of the outstanding voting securities of each Fund votes for approval of the Plan, notwithstanding that the matter has not been approved by a majority of the outstanding voting securities of the Trust. The Plan shall take effect with respect to any other Fund established in the Trust provided the Plan is approved with respect to such portfolio as set forth in this paragraph and provided the Trustees have executed a Supplement as set forth in paragraph 1.

         6. The Plan shall not take effect with respect to a Fund until it has been approved, together with any related Agreements and Supplements, by votes of a majority of both (a) the Board of Trustees of the Trust and (b) those Trustees of the Trust who are not "interested persons" of the Trust (as defined in the Act) and have no direct or indirect financial interest in the operation of the Plan or any agreements related to it (the "Plan Trustees"), cast in person at a meeting (or meetings) called for the purpose of voting on the Plan and such related agreements.

         7. The Plan shall continue in effect so long as such continuance is specifically approved at least annually in the manner provided for approval of the Plan in paragraph 6.

         8. Any person authorized to direct the disposition of monies paid or payable by the Trust pursuant to the Plan or any related agreement shall provide to the Trust's Board of Trustees, and the Board shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

         9. Any agreement related to the Plan shall be in writing and shall provide: (a) that such agreement may be terminated with respect to a Fund at any time, without payment of any penalty, by vote of a majority of the Plan Trustees or by vote of a majority of the outstanding voting securities of a Fund, on not more than 60 days' written notice to any other party to the agreement, and (b) that such agreement shall terminate automatically in the event of its assignment.

         10. The Plan may be terminated at any time, without payment of any penalty, with respect to each Fund, by vote of a majority of the Plan Trustees or by vote of a majority of the outstanding voting securities of that Fund.

         11. The Plan may be amended at any time by the Board of Trustees provided that (a) any amendment to increase materially the costs which a Fund may bear for distribution pursuant to the Plan shall be effective only upon approval by a vote of a majority of the outstanding voting securities of the Fund and (b) any material amendments of the terms of the Plan shall become effective only upon approval as provided in paragraph 6 hereof.

         12. While the Plan is in effect, the selection and nomination of Trustees who are not interested persons (as defined in the Act) of the Trust shall be committed to the discretion of the Trustees who are not interested persons.

         13. The Trust shall preserve copies of the Plan and any related agreements and all reports made pursuant to paragraph 8 hereof for a period of not less than six years from the date of the Plan, the agreements or such report, as the case may be, the first two years of which shall be in an easily accessible place.

Amended and Restated:  August 28, 1995.

FT4068

                                 REPUBLIC FUNDS

                          Distribution Plan Supplement

                   Republic U.S. Government Money Market Fund


         WHEREAS, Republic Funds (the "Trust") is an open-end investment company organized as a Massachusetts business trust and consists of one or more separate investment portfolios as may be established and designated by the Trustees from time to time; and

         WHEREAS, a separate class of shares of beneficial interest of the Trust is offered to investors with respect to each investment portfolio; and

         WHEREAS, the Trust had adopted a Master Distribution Plan ("Plan") which provides that it shall pertain to such investment portfolios as shall be designated from time to time by the Trustees of the Trust in any Supplement to the Plan; and

         WHEREAS, Republic U.S. Government Money Market Fund (the "Fund") is a separate investment portfolio of the Trust;

         NOW THEREFORE, the Trustees of the Trust hereby take the following actions, subject to the conditions set forth:

         1. As provided in paragraph 1 of the Plan, the Trust hereby adopts the Plan on behalf of the Fund, the terms and conditions of such Plan being hereby incorporated herein by reference;

         2.       The term "Fund" as used in the Plan shall refer to the Fund;
                  and

         3. As provided in paragraph 2 of the Plan, the Sponsor shall be reimbursed for such costs and expenses as set forth in the Plan, subject to an annual limit with respect to the Fund of 0.50% of the Fund's average daily net assets.


FT4108

                                 REPUBLIC FUNDS

                          Distribution Plan Supplement

                  Republic New York Tax Free Money Market Fund


         WHEREAS, Republic Funds (the "Trust") is an open-end investment company organized as a Massachusetts business trust and consists of one or more separate investment portfolios as may be established and designated by the Trustees from time to time; and

         WHEREAS, a separate class of shares of beneficial interest of the Trust is offered to investors with respect to each investment portfolio; and

         WHEREAS, the Trust had adopted a Master Distribution Plan ("Plan") which provides that it shall pertain to such investment portfolios as shall be designated from time to time by the Trustees of the Trust in any Supplement to the Plan; and

         WHEREAS, Republic New York Tax Free Money Market Fund (the "Fund") is a separate investment portfolio of the Trust;

         NOW THEREFORE, the Trustees of the Trust hereby take the following actions, subject to the conditions set forth:

         1. As provided in paragraph 1 of the Plan, the Trust hereby adopts the Plan on behalf of the Fund, the terms and conditions of such Plan being hereby incorporated herein by reference;

         2.       The term "Fund" as used in the Plan shall refer to the Fund;
                  and

         3. As provided in paragraph 2 of the Plan, the Sponsor shall be reimbursed for such costs and expenses as set forth in the Plan, subject to an annual limit with respect to the Fund of 0.25% of the Fund's average daily net assets.


FT4108

                                 REPUBLIC FUNDS

                          Distribution Plan Supplement

                      Republic New York Tax Free Bond Fund


         WHEREAS, Republic Funds (the "Trust") is an open-end investment company organized as a Massachusetts business trust and consists of one or more separate investment portfolios as may be established and designated by the Trustees from time to time; and

         WHEREAS, a separate class of shares of beneficial interest of the Trust is offered to investors with respect to each investment portfolio; and

         WHEREAS, the Trust had adopted a Master Distribution Plan ("Plan") which provides that it shall pertain to such investment portfolios as shall be designated from time to time by the Trustees of the Trust in any Supplement to the Plan; and

         WHEREAS, Republic New York Tax Free Bond Fund (the "Fund") is a separate investment portfolio of the Trust;

         NOW THEREFORE, the Trustees of the Trust hereby take the following actions, subject to the conditions set forth:

         1. As provided in paragraph 1 of the Plan, the Trust hereby adopts the Plan on behalf of the Fund, the terms and conditions of such Plan being hereby incorporated herein by reference;

         2.   The term "Fund" as used in the Plan shall refer to the Fund; and

         3. As provided in paragraph 2 of the Plan, the Sponsor shall be reimbursed for such costs and expenses as set forth in the Plan, subject to an annual limit with respect to the Fund of 0.25% of the Fund's average daily net assets.


Amended and Restated as of August 29, 1995


FT4108A

                                 REPUBLIC FUNDS

                          Distribution Plan Supplement

                              Republic Equity Fund


         WHEREAS, Republic Funds (the "Trust") is an open-end investment company organized as a Massachusetts business trust and consists of one or more separate investment portfolios as may be established and designated by the Trustees from time to time; and

         WHEREAS, a separate class of shares of beneficial interest of the Trust is offered to investors with respect to each investment portfolio; and

         WHEREAS, the Trust had adopted a Master Distribution Plan ("Plan") which provides that it shall pertain to such investment portfolios as shall be designated from time to time by the Trustees of the Trust in any Supplement to the Plan; and

         WHEREAS, Republic Equity Fund (the "Fund") is a separate investment portfolio of the Trust;

         NOW THEREFORE, the Trustees of the Trust hereby take the following actions, subject to the conditions set forth:

         1. As provided in paragraph 1 of the Plan, the Trust hereby adopts the Plan on behalf of the Fund, the terms and conditions of such Plan being hereby incorporated herein by reference;

         2.   The term "Fund" as used in the Plan shall refer to the Fund; and

         3. As provided in paragraph 2 of the Plan, the Sponsor shall be reimbursed for such costs and expenses as set forth in the Plan, subject to an annual limit with respect to the Fund of 0.25% of the Fund's average daily net assets.


Amended and Restated as of August 29, 1995


FT4199D